Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
April 23, 2019	Business First Bank
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q1 2019

Baton Rouge, LA (April 23, 2019) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of Business First Bank, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended March 31, 2019, including record quarterly net income of $5.7 million, or $0.41 per diluted share, increases of $2.6 million and $0.12, respectively, from the quarter ended March 31, 2018. Core net income, which excludes noncore income and expenses, was $5.6 million, or $0.41 per diluted share, which reflects increases of $2.1 million and $0.07, respectively, from the quarter ended March 31, 2018.

“I am very pleased with our performance to begin 2019,” said Jude Melville, President and CEO. “In this challenging rate environment, our team has remained focused and disciplined on loan growth, margin and spread without sacrificing the Bank’s credit quality and underwriting standards.”

“The addition of Richland State Bank to the existing Business First franchise was evident in our first quarter results, and we are excited about the value our combined franchises will continue to generate for our shareholders and customers in the future.”

On April 23, 2019, Business First’s board of directors declared a quarterly dividend based upon financial performance for the quarter in the amount of $0.10 per share to the common shareholders of record as of May 15, 2019, an increase of $0.02, or 25% from the prior quarter. The dividend will be paid on May 31, 2019, or as soon thereafter as practicable.

Quarterly Highlights

●

Higher Shareholder Returns. Diluted earnings per share were $0.41, annualized return on average assets was 1.09%, and annualized return on average equity was 8.62%, compared to $0.28, 0.75% and 6.03%, respectively, from the quarter ended December 31, 2018. Core earnings per diluted share were $0.41, compared to $0.38 for the quarter ended December 31, 2018. As adjusted, annualized core return on average assets was 1.08% and annualized core return on average equity was 8.57%, compared to 1.03% and 8.23%, respectively, from the quarter ended December 31, 2018.

●

Robust Loan Growth. Total loans held for investment at March 31, 2019, were $1.6 billion, an increase of $57.7 million compared to December 31, 2018. Annualized organic loan growth for the quarter ended March 31, 2019, was 15.1%, compared to 10.6% organic loan growth for the quarter ended December 31, 2018.

●

Improved Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets decreased from 0.89% and 0.74%, respectively, at December 31, 2018, to 0.84% and 0.71% at March 31, 2019.

●

Healthy Net Interest Margin. Net interest margin and net interest spread were 4.01% and 3.61%, respectively, for the quarter ended March 31, 2019, compared to 4.07% and 3.70% for the quarter ended December 31, 2018. The decrease was attributed to fewer calendar days in the quarter and the subordinated debt issuance in December 2018, which increased our cost of funds and has not yet been fully deployed by Business First.

Financial Condition

March 31, 2019, Compared to December 31, 2018

Balance Sheet

As of March 31, 2019, Business First had total assets of $2.1 billion, total loans of $1.6 billion, total deposits of $1.7 billion and total shareholders’ equity of $269.1 million, compared to $2.1 billion, $1.5 billion, $1.7 billion and $260.1 million, respectively, as of December 31, 2018.

Book value per common share was $20.14 at March 31, 2019, compared to $19.68 at December 31, 2018. Tangible book value per common share was $15.86 at March 31, 2019, compared to $15.34 at December 31, 2018.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.89% as of December 31, 2018, to 0.84% as of March 31, 2019. Nonperforming assets as a percentage of total assets decreased from 0.74% as of December 31, 2018, to 0.71% as of March 31, 2019.

March 31, 2019, Compared to March 31, 2018

Balance Sheet

As of March 31, 2019, Business First had total assets of $2.1 billion, total loans of $1.6 billion, total deposits of $1.7 billion and total shareholders’ equity of $269.1 million, compared to $1.6 billion, $1.2 billion, $1.3 billion and $180.0 million, respectively, as of March 31, 2018.

Book value per common share was $20.14 at March 31, 2019, compared to $17.52 at March 31, 2018. Tangible book value per common share was $15.86 at March 31, 2019, compared to $13.90 at March 31, 2018.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 1.27% as of March 31, 2018, to 0.84% as of March 31, 2019. Nonperforming assets as a percentage of total assets decreased from 1.04% as of March 31, 2018, to 0.71% as of March 31, 2019. The decreases were mainly attributed to improved credit quality in relation to the size of the loan portfolio and total assets of Business First.

Results of Operations

First Quarter 2019 Compared to Fourth Quarter 2018

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2019, net income was $5.7 million, or $0.41 per diluted share, compared to net income of $3.4 million, or $0.28 per diluted share, for the quarter ended December 31, 2018.

Core net income, which excludes noncore income and expenses, for the quarter ended March 31, 2019, was $5.6 million, or $0.41 per diluted share, compared to core net income of $4.7 million, or $0.38 per diluted share, for the quarter ended December 31, 2018. Notable noncore events impacting earnings included the incurrence of $2.1 million in noninterest expenses related to acquisition-related activities and $588,000 related to gains associated with banking center, investment and impaired loan sales for the quarter ended December 31, 2018.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, increased to 1.09% and 8.62%, respectively, for the quarter ended March 31, 2019, compared to 0.75% and 6.03%, respectively, for the quarter ended December 31, 2018. The increases were largely due to the growth in net interest income.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.08% and 8.57%, respectively, for the quarter ended March 31, 2019, compared to 1.03% and 8.23%, respectively, for the quarter ended December 31, 2018.

Interest Income

For the quarter ended March 31, 2019, net interest income totaled $19.1 million and net interest margin and net interest spread were 4.01% and 3.61%, respectively, compared to $17.1 million, 4.07% and 3.70% for the quarter ended December 31, 2018. Net interest margin and spread were negatively impacted due to the subordinated debt issuance in December 2018, and fewer calendar days in the quarter.

Net interest margin and net interest spread (excluding loan discount accretion of $432,000) were 3.92% and 3.52%, respectively, for the quarter ended March 31, 2019, compared to 4.01% and 3.63% (excluding loan discount accretion of $283,000) for the quarter ended December 31, 2018.

The average yield on the loan portfolio was 5.79% for the quarter ended March 31, 2019, compared to 5.72% for the quarter ended December 31, 2018. The average yield on total interest-earning assets was 5.16% for the quarter ended March 31, 2019, compared to 5.13% for the quarter ended December 31, 2018.

Interest Expense

For the quarter ended March 31, 2019, overall cost of funds (which includes noninterest-bearing deposits) increased by nine basis points compared to the quarter ended December 31, 2018. The increase was largely driven by the issuance of subordinated debt in December 2018.

Provision for Loan Losses

During the quarter ended March 31, 2019, Business First recorded a provision for loan losses of $633,000, compared to $939,000 for the quarter ended December 31, 2018. The reserve for the quarter ended December 31, 2018, was negatively impacted by a single, previously identified, impaired loan.

First Quarter 2019 Compared to First Quarter 2018

Net Income and Diluted Earnings Per Share

For the quarter ended March 31, 2019, net income was $5.7 million, or $0.41 per diluted share, compared to net income of $3.1 million, or $0.29 per diluted share, for the quarter ended March 31, 2018. The increase in net income and diluted earnings per share is attributed to the overall growth and efficiency of Business First over the past 12 months.

Core net income, which excludes noncore income and expenses, for the quarter ended March 31, 2019, was $5.6 million, or $0.41 per diluted share, compared to core net income of $3.6 million, or $0.34 per diluted share, for the quarter ended March 31, 2018. Notable noncore events impacting earnings included the incurrence of $512,000 in noninterest expenses related to acquisition-related activities for the quarter ended March 31, 2018.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, increased to 1.09% and 8.62%, respectively, for the quarter ended March 31, 2019, from 0.77% and 6.94%, respectively, for the quarter ended March 31, 2018.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.08% and 8.57%, respectively, for the quarter ended March 31, 2019, compared to 0.88% and 7.96%, respectively, for the quarter ended March 31, 2018.

Interest Income

For the quarter ended March 31, 2019, net interest income totaled $19.1 million and net interest margin and net interest spread were 4.01% and 3.61%, respectively, compared to $14.5 million, 3.97% and 3.75% for the quarter ended March 31, 2018.

Net interest margin and net interest spread (excluding loan discount accretion of $432,000) were 3.92% and 3.52%, respectively, for the quarter ended March 31, 2019, compared to 3.86% and 3.64% (excluding loan discount accretion of $385,000) for the quarter ended March 31, 2018. As previously mentioned, the issuance of subordinated debt in December 2018 negatively impacted the net interest margin and spread for the quarter ended March 31, 2019.

The average yield on the loan portfolio was 5.79% for the quarter ended March 31, 2019, compared to 5.32% for the quarter ended March 31, 2018. The average yield on total interest-earning assets was 5.16% for the quarter ended March 31, 2019, compared to 4.72% for the quarter ended March 31, 2018.

Interest Expense

For the quarter ended March 31, 2019, overall cost of funds (which includes noninterest-bearing deposits) increased by 45 basis points compared to the quarter ended March 31, 2018. The increase is largely attributed to an overall increase in interest rates over the past 12 months and the issuance of subordinated debt in December 2018.

Provision for Loan Losses

During the quarter ended March 31, 2019, Business First recorded a provision for loan losses of $633,000, compared to $474,000 for the quarter ended March 31, 2018.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates 25 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales and acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission, or SEC, free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

Balance Sheet Ratios

Loans (HFI) to Deposits	90.93%	88.15%	95.86%	92.82%	91.11%
Shareholdersʼ Equity to Assets Ratio	12.81%	12.41%	12.69%	12.77%	11.34%
Tangible Common Equity to Tangible Assets (Non-GAAP)	10.37%	9.95%	10.75%	10.78%	9.21%

Loans Receivable Held for Investment

Commercial	$389,855	$363,640	$317,889	$298,967	$290,427
Real Estate:
Construction and Land	211,888	211,054	196,404	204,099	191,220
Farmland	44,066	45,989	26,882	15,173	14,498
1-4 Family Residential	275,610	270,583	234,690	224,986	218,623
Multi-Family Residential	39,548	39,273	22,109	22,511	25,884
Nonfarm Nonresidential	550,103	518,660	432,306	399,166	390,478
Total Real Estate	1,121,215	1,085,559	912,391	865,935	840,703
Consumer	75,112	79,270	67,679	69,129	60,320
Total Loans	$1,586,182	$1,528,469	$1,297,959	$1,234,031	$1,191,450

Allowance for Loan Losses

Balance, Beginning of Period	$11,220	$10,273	$9,756	$9,647	$8,765
Charge-Offs – Quarterly	(57)	(19)	(33)	(397)	(23)
Recoveries – Quarterly	22	27	47	32	431
Provision for Loan Losses – Quarterly	633	939	503	474	474
Balance, End of Period	$11,818	$11,220	$10,273	$9,756	$9,647

Allowance for Loan Losses to Total Loans (HFI)	0.75%	0.73%	0.79%	0.79%	0.81%
Net Charge-Offs (Recoveries) to Average Total Loans	0.00%	0.00%	0.00%	0.03%	-0.03%

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$13,183	$11,691	$11,341	$13,884	$15,030
Loans Past Due 90 Days or More	77	1,876	256	130	114
Total Nonperforming Loans	13,260	13,567	11,597	14,014	15,144
Other Nonperforming Assets:
Other Real Estate Owned	1,683	1,909	1,824	1,273	1,282
Other Nonperforming Assets	11	11	11	36	13
Total Other Nonperforming Assets	1,694	1,920	1,835	1,309	1,295
Total Nonperforming Assets	$14,954	$15,487	$13,432	$15,323	$16,439

Nonperforming Loans to Total Loans (HFI)	0.84%	0.89%	0.89%	1.14%	1.27%
Nonperforming Assets to Total Assets	0.71%	0.74%	0.80%	0.93%	1.04%

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2018	2018

Per Share Data

Basic Earnings per Common Share	$0.43	$0.28	$0.34	$0.34	$0.30
Diluted Earnings per Common Share	0.41	0.28	0.33	0.33	0.29
Dividends per Common Share	0.08	0.08	0.08	0.08	0.06
Book Value per Common Share	20.14	19.68	18.46	18.26	17.52
Tangible Book Value per Common Share (Non-GAAP)	15.86	15.34	15.30	15.07	13.90

Average Common Shares Outstanding	13,287,560	12,099,659	11,533,374	10,607,369	10,232,933
Average Diluted Shares Outstanding	13,653,125	12,521,017	11,993,734	11,064,638	10,578,755
End of Period Common Shares Outstanding	13,361,482	13,213,280	11,533,721	11,533,171	10,271,931

Annualized Performance Ratios

Return on Average Assets	1.09%	0.75%	0.94%	0.90%	0.77%
Return on Average Equity	8.62%	6.03%	7.37%	7.75%	6.94%
Net Interest Margin	4.01%	4.07%	4.05%	3.98%	3.97%
Net Interest Spread	3.61%	3.70%	3.70%	3.70%	3.75%
Efficiency Ratio (1)	64.35%	73.51%	69.08%	70.81%	73.57%

Other Operating Expenses

Salaries and Employee Benefits	$8,552	$7,444	$7,190	$6,524	$6,704
Occupancy and Bank Premises	1,103	877	914	861	857
Depreciation and Amortization	628	484	417	407	422
Data Processing	616	397	395	355	410
FDIC Assessment Fees	150	276	221	331	393
Legal and Other Professional Fees	318	456	328	509	402
Advertising and Promotions	327	422	290	298	229
Utilities and Communications	298	238	294	269	272
Ad Valorem Shares Tax	345	170	321	322	322
Directorsʼ Fees	205	92	93	92	159
Other Real Estate Owned Expenses and Write-Downs	27	-	-	7	2
Merger- and Conversion-Related Expenses	(254)	1,959	138	415	512
Other	1,475	1,594	1,269	1,635	1,260
Total Other Expenses	$13,790	$14,409	$11,870	$12,025	$11,944

(1) — Noninterest expense divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

Assets

Cash and Due From Banks	$52,606	$96,072	$45,941	$45,861	$37,627
Federal Funds Sold	30,093	41,836	5,934	32,522	11,730
Securities Available for Sale, at Fair Values	304,122	309,516	243,585	252,139	262,988
Mortgage Loans Held for Sale	753	58	280	-	147
Loans and Lease Receivable	1,586,182	1,528,469	1,297,959	1,234,031	1,191,450
Allowance for Loan Losses	(11,818)	(11,220)	(10,273)	(9,756)	(9,647)
Net Loans and Lease Receivable	1,574,364	1,517,249	1,287,686	1,224,275	1,181,803
Premises and Equipment, Net	27,014	15,114	10,022	10,537	10,424
Accrued Interest Receivable	7,054	8,223	5,188	5,268	4,700
Other Equity Securities	8,508	9,282	10,339	10,064	9,381
Other Real Estate Owned	1,683	1,909	1,824	1,273	1,282
Cash Value of Life Insurance	32,050	31,882	24,442	24,275	24,109
Deferred Taxes, Net	3,077	3,848	4,359	3,888	4,155
Goodwill	49,534	49,488	32,427	32,552	32,816
Core Deposit Intangible	7,655	7,885	4,103	4,234	4,366
Other Assets	2,887	2,534	2,065	2,319	2,185

Total Assets	$2,101,400	$2,094,896	$1,678,195	$1,649,207	$1,587,713

Liabilities

Deposits:
Noninterest-Bearing	$396,775	$382,354	$311,170	$305,314	$297,845
Interest-Bearing	1,347,608	1,351,580	1,042,901	1,024,179	1,009,893
Total Deposits	1,744,383	1,733,934	1,354,071	1,329,493	1,307,738

Securities Sold Under Agreements to Repurchase	11,070	12,229	14,310	13,604	15,434
Short-Term Borrowings	-	-	862	862	862
Long-Term Borrowings	-	-	2,400	2,700	2,700
Subordinated Debt	25,000	25,000	-	-	-
Federal Home Loan Bank Borrowings	30,000	55,000	85,000	85,000	75,000
Accrued Interest Payable	2,039	1,374	1,336	1,197	1,104
Other Liabilities	19,764	7,301	7,255	5,722	4,881

Total Liabilities	1,832,256	1,834,838	1,465,234	1,438,578	1,407,719

Shareholdersʼ Equity

Common Stock	13,361	13,213	11,534	11,533	10,272
Additional Paid-In Capital	213,537	212,332	171,345	171,193	144,441
Retained Earnings	42,576	37,982	35,460	32,483	29,666
Accumulated Other Comprehensive Loss	(330)	(3,469)	(5,378)	(4,580)	(4,385)

Total Shareholdersʼ Equity	269,144	260,058	212,961	210,629	179,994

Total Liabilities and Shareholdersʼ Equity	$2,101,400	$2,094,896	$1,678,195	$1,649,207	$1,587,713

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018

Interest Income:
Interest and Fees on Loans	$22,423	$19,778	$17,777	$16,549	$15,676
Interest and Dividends on Securities	1,874	1,611	1,386	1,414	1,423
Interest on Federal Funds Sold and Due From Banks	290	164	162	128	127
Total Interest Income	24,587	21,553	19,325	18,091	17,226

Interest Expense:
Interest on Deposits	4,757	3,853	3,127	2,555	2,298
Interest on Borrowings	710	583	562	560	428
Total Interest Expense	5,467	4,436	3,689	3,115	2,726

Net Interest Income	19,120	17,117	15,636	14,976	14,500

Provision for Loan Losses	633	939	503	474	474

Net Interest Income After Provision for Loan Losses	18,487	16,178	15,133	14,502	14,026

Other Income:
Service Charges on Deposit Accounts	938	869	695	636	610
Gain (Loss) on Sales of Securities	-	7	-	-	-
Other Income	1,373	1,615	852	1,370	1,125
Total Other Income	2,311	2,491	1,547	2,006	1,735

Other Expenses:
Salaries and Employee Benefits	8,552	7,444	7,190	6,524	6,704
Occupancy and Equipment Expense	1,894	1,523	1,522	1,402	1,418
Other Expenses	3,344	5,442	3,158	4,099	3,822
Total Other Expenses	13,790	14,409	11,870	12,025	11,944

Income Before Income Taxes	7,008	4,260	4,810	4,483	3,817

Provision for Income Taxes	1,349	815	910	845	709

Net Income	$5,659	$3,445	$3,900	$3,638	$3,108

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Quarter Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,549,887	$22,423	5.79%	$1,383,526	$19,778	5.72%	$1,178,146	$15,676	5.32%
Securities Available for Sale	309,768	1,874	2.42%	270,511	1,611	2.38%	245,098	1,423	2.32%
Interest-Bearing Deposit in Other Banks	45,215	290	2.57%	27,203	164	2.41%	37,634	127	1.35%
Total Interest-Earning Assets	1,904,870	24,587	5.16%	1,681,240	21,553	5.13%	1,460,878	17,226	4.72%
Allowance for Loan Losses	(11,390)			(10,451)			(8,965)
Noninterest-Earning Assets	182,203			156,809			162,837
Total Assets	$2,075,683	$24,587		$1,827,598	$21,553		$1,614,750	$17,226

Liabilities and Shareholdersʼ Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,335,413	$4,757	1.42%	$1,138,786	$3,853	1.35%	$1,026,014	$2,298	0.90%
Subordinated Debt	25,000	416	6.66%	8,333	69	3.31%	-	-	0.00%
Advances from Federal Home Loan Bank (“FHLB”)	37,527	281	3.00%	82,419	462	2.24%	75,108	373	1.99%
Other Borrowings	12,482	13	0.42%	11,466	52	1.81%	21,729	55	1.01%
Total Interest-Bearing Liabilities	1,410,422	5,467	1.55%	1,241,004	4,436	1.43%	1,122,851	2,726	0.97%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	393,816			349,915			307,424
Other Liabilities	8,764			8,183			5,377
Total Noninterest-Bearing Liabilities	402,580			358,098			312,801
Shareholdersʼ Equity	262,681			228,496			179,098
Total Liabilities and Shareholdersʼ Equity	$2,075,683			$1,827,598			$1,614,750

Net Interest Spread			3.61%			3.70%			3.75%
Net Interest Income		$19,120			$17,117			$14,500
Net Interest Margin			4.01%			4.07%			3.97%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2018	2018

Tangible Common Equity
Total Shareholdersʼ Equity	$269,144	$260,058	$212,961	$210,629	$179,994
Adjustments:
Goodwill	(49,534)	(49,488)	(32,427)	(32,552)	(32,816)
Core Deposit and Other Intangibles	(7,655)	(7,885)	(4,103)	(4,234)	(4,366)
Total Tangible Common Equity	$211,955	$202,685	$176,431	$173,843	$142,812

Tangible Assets
Total Assets	$2,101,400	$2,094,896	$1,678,195	$1,649,207	$1,587,713
Adjustments:
Goodwill	(49,534)	(49,488)	(32,427)	(32,552)	(32,816)
Core Deposit and Other Intangibles	(7,655)	(7,885)	(4,103)	(4,234)	(4,366)
Total Tangible Assets	$2,044,211	$2,037,523	$1,641,665	$1,612,421	$1,550,531

Common Shares Outstanding	13,361,482	13,213,280	11,533,721	11,533,171	10,271,931
Book Value per Common Share	$20.14	$19.68	$18.46	$18.26	$17.52
Tangible Book Value per Common Share	$15.86	$15.34	$15.30	$15.07	$13.90
Common Equity to Total Assets	12.81%	12.41%	12.69%	12.77%	11.34%
Tangible Common Equity to Tangible Assets	10.37%	9.95%	10.75%	10.78%	9.21%

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2019	2018	2018	2018	2018

Core Net Income
Net Income	$5,659	$3,445	$3,900	$3,638	$3,108
Adjustments: (1)
Income
Sale of Participation Interest in Impaired Credit	-	(87)	-	-	-
Tax Impact	-	18	-	-	-
(Gains) Losses on Former Bank Premises and Equipment	-	(494)	139	-	-
Tax Impact	-	104	(29)	-	-
(Gains) Losses on Sale of Securities	-	(7)	-	-	-
Tax Impact	-	1	-	-	-
Expense
Employee Share Awards – NASDAQ Listing	-	-	-	118	-
Tax Impact	-	-	-	(25)	-
Acquisition-Related Expenses	(50)	2,132	509	415	512
Tax Impact	16	(410)	(90)	(68)	(55)
Core Net Income	$5,625	$4,702	$4,429	$4,078	$3,565

Average Common Shares Outstanding	13,287,560	12,099,659	11,533,374	10,607,369	10,232,933
Average Diluted Shares Outstanding	13,653,125	12,521,017	11,993,734	11,064,638	10,578,755

Core Earnings per Share – Basic	$0.42	$0.39	$0.38	$0.38	$0.35
Core Earnings per Share – Diluted	$0.41	$0.38	$0.37	$0.37	$0.34

Total Quarterly/Year-to-Date Average Assets	$2,075,683	$1,827,598	$1,666,117	$1,624,195	$1,614,750
Total Quarterly/Year-to-Date Average Equity	$262,681	$228,496	$211,631	$187,764	$179,098

Core Return on Average Assets	1.08%	1.03%	1.06%	1.00%	0.88%
Core Return on Average Equity	8.57%	8.23%	8.37%	8.69%	7.96%

Core Efficiency Ratio
Noninterest Expense	13,790	14,409	11,870	12,025	11,944
Core Adjustments	50	(2,132)	(509)	(533)	(512)
Net Interest and Noninterest Income (2)	21,431	19,601	17,183	16,982	16,235
Core Adjustments	-	(581)	139	-	-

Core Efficiency Ratio	64.58%	64.55%	65.59%	67.67%	70.42%

Net Interest Income
Net Interest Income	$19,120	$17,117	$15,636	$14,976	$14,500
Adjustments:
Discount Accretion	(432)	(283)	(268)	(342)	(385)
Net Interest Income Excluding Loan Discount Accretion	$18,688	$16,834	$15,368	$14,634	$14,115

Total Average Interest-Earnings Assets	$1,904,870	$1,681,240	$1,543,820	$1,505,289	$1,460,878

Net Interest Margin Excluding Loan Discount Accretion (3)	3.92%	4.01%	3.98%	3.89%	3.86%
Net Interest Spread Excluding Loan Discount Accretion	3.52%	3.63%	3.63%	3.61%	3.64%

(1) Tax rates utilized, exclusive of certain nondeductible acquisition-related expenses, were 21% for 2019 and 2018. These rates approximated the marginal tax rates.
(2) Excludes gains/losses on sales of securities.
(3) Calculated utilizing a 30/360 day count convention.